UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 7, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

Alpine 4 Holdings, Inc. subsidiary, Vayu Aerospace Corporation (Vayu), received its first Purchase Order (P.O.) from U.S. Government contractor, All American Contracting, Inc., (All American) for ten G1 MKIII Fixed Wing UAV's, the latest version of Vayu’s G1 airframe. In preparation for delivering G1 MKIII’s, each UAV will be outfitted with the latest visual, communication and control systems, as well as any other customer specific devices to enhance the capabilities for All American’s customer in their geographic region and compliance with Nigerian laws and regulations ensuring flight safety.

Under the terms of the existing Supply Agreement between Vayu and All American, the terms of the Purchase Order include a 1-year warranty on the airframes, electric motors, and electronics and a 5-year warranty on the engine. Vayu will also provide on-site training for All American's customer's pilots. Additionally, the P.O. requires a 10% down payment, with final payment to be sent prior to taking delivery. The airframes are currently scheduled for delivery in Q4 2023 and Q1 2024.

Kent Wilson, CEO of Alpine 4 stated, "The team at Vayu Aerospace Corporation has worked relentlessly towards this moment. Their continued commitment to refining our aircraft, along with their standards of excellence, has them poised to start driving significant revenue. As a Driver Company within our DSF Business Model, Vayu is on the cusp of transformational upside. Beyond the business, it's important to note my appreciation for our long-term shareholders who continue to support our vision and deserve this win."

TK Eppley, President of Vayu Aerospace commented, "The $100M Supply Agreement with All American was initially established for a government application. Having an additional use case in agriculture present itself, highlights the dynamic uses of our UAV's. We look forward to All American Contracting returning to our facility and to meet with their energy industry delegates for additional flight & production demonstrations."

Forward-Looking Statements: Certain statements and information in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.

Other factors that may affect our businesses include global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Technology, Construction and Manufacturing businesses; pricing, the timing of customer investment and other factors in these markets; demand for our products or other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and the effects of tax law changes; our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity, or data security breaches at Alpine 4, our subsidiaries or third parties; and the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in our Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99	Press Release dated July 7, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: July 10, 2023